CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ----------------------------------------------------

     We have issued our report dated January 8, 1998 accompanying the consolidated financial statements of Harleysville National Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference in this Registration Statement and Proxy Statement/Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
-----------------------
GRANT THORNTON LLP

Philadelphia, Pennsylvania
November 10, 1998